Exhibit 3(ii)

By-laws

of

Honeywell International Inc.

Amended as of

September 27, 2013

i

ii

iii

SECTION 3. Powers of the Emergency Board	18
SECTION 4. Stockholders’ Meeting	18
SECTION 5. Emergency Corporate Headquarters	18
SECTION 6. Limitation of Liability	18
iv

By-laws
of
Honeywell International Inc.

ARTICLE I

OFFICES

SECTION 1. Registered Office. The registered office of Honeywell International Inc. (hereinafter called the Corporation) within the State of Delaware shall be in the City of Wilmington, County of New Castle.

SECTION 2. Other Offices. The Corporation may also have an office or offices and keep the books and records of the Corporation, except as may otherwise be required by law, in such other place or places, either within or without the State of Delaware, as the Board of Directors of the Corporation (hereinafter called the Board) may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

SECTION 1. Place of Meetings. All meetings of Stockholders of the Corporation shall be held at the registered office of the Corporation in the State of Delaware or at such other place, within or without the State of Delaware, as may from time to time be fixed by the Board or specified or fixed in the respective notices or waivers of notice thereof.

SECTION 2. Annual Meetings. The annual meeting of Stockholders of the Corporation for the election of directors and for the transaction of any other proper business shall be held at 10:00 a.m. on the last Monday of April of each year, or on such other date and at such other time as may be fixed by the Board. If the annual meeting for the election of directors shall not be held on the day designated, the Board shall cause the meeting to be held as soon thereafter as convenient.

SECTION 3. Special Meetings. Special meetings of Stockholders, unless otherwise provided by law, may be called at any time by the Board pursuant to a resolution adopted by a majority of the then authorized number of directors (as determined in accordance with Section 2 of Article III of these By-laws), or by the Chief Executive Officer or by the written request of holders having an aggregate “net long position” (as defined in Article EIGHTH of the Corporation’s Certificate of Incorporation, as amended) (the “Requisite Percent”), filed with the Secretary of the Corporation. Any such call (a “Special Meeting Request”) must specify the matter or matters to be acted upon at such meeting, each of which must be a proper subject for Stockholder action under applicable law. The requesting Stockholders must also provide a brief description of the business desired to be brought before the meeting (including the complete text of any resolution and any amendment to any Corporation document intended to be presented at the meeting), the reasons for conducting such business at a special meeting of Stockholders, any other information which may be required pursuant to these By-laws or which may be required to be disclosed under the Delaware General Corporation Law or included in a proxy statement filed pursuant to the rules of the Securities and Exchange Commission, and, as to the Stockholders calling the meeting and the beneficial owners on whose behalf the meeting is being called, (i) their name and address, as they appear on the Corporation’s books, (ii) the class and number of shares of the Corporation which are owned beneficially or of record as of the date of such Special Meeting Request, together with documentary evidence of such ownership, (iii) any material interest in the business to be brought before the meeting, (iv) a description of all agreements or other arrangements or understandings between each such Stockholder, any nominee (if such business is the election of one or more nominees of such Stockholders) and/or beneficial owner or any of their respective affiliates or associates, and any other person or persons (including the names of such person(s)) in connection with such business, including any swap or other derivative or short positions, profits interests, options, hedging transactions or borrowed or loaned shares, the effect of any of which is to mitigate loss to or manage risk of stock price changes (increases or decreases) for, or to increase or decrease the voting power of, such Stockholder, nominee or beneficial owner or any of their respective affiliates or associates with respect to the shares of the Corporation, (v) an undertaking by the Stockholder to notify the Corporation in writing of any change in the information called for by clauses (ii), (iii) and (iv) as of the record date for such special meeting, by notice received by the Secretary at the principal executive offices of the Corporation not later than the 10th day following such record date, and thereafter by notice so given and received within two business days of any change in such information and, in any event, as of the close of business on the day preceding the meeting date, and (vi) an acknowledgement that any reduction in the aggregate net long position below the Requisite Percent following the delivery of the Special Meeting Request to the Secretary shall constitute a revocation of such Special Meeting Request.

Upon the written request of any Stockholders who have called a special meeting, it shall be the duty of the Secretary of the Corporation to fix the date of the meeting which shall be held at such date and time as the Secretary may fix, not less than 10 nor more than 60 days after the receipt of the request (provided that such request complies with all applicable provisions of these By-laws), and to give due notice thereof in accordance with the applicable provisions of these By-laws. Notwithstanding the foregoing, a special meeting requested by Stockholders shall not be held if (i) the Special Meeting Request relates to an item of business that is not a proper subject for Stockholder action under applicable law, (ii) the Special Meeting Request is delivered during the period commencing 90 days prior to the first anniversary of the date of the notice of annual meeting for the immediately preceding annual meeting and ending on the earlier of (x) the date of the next annual meeting and (y) 30 calendar days after the first anniversary of the date of the immediately preceding annual meeting, (iii) an identical or substantially similar item (as determined in good faith by the Board, a “Similar Item”), other than the election of directors, was presented at a meeting of the Stockholders held not more than 12 months before the Special Meeting Request is delivered, (iv) a Similar Item was presented at a meeting of the stockholders held not more than 90 days before the Special Meeting Request is delivered (and, for purposes of this clause (iv), the election of directors shall be deemed a “Similar Item” with respect to all items of business involving the election or removal of directors) or (v) a Similar Item is included in the Corporation’s notice as an item of business to be brought before a Stockholder meeting that

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has been called by the time the Special Meeting Request is delivered but not yet held. Only matters as are stated in the notice of a special meeting of Stockholders shall be brought before and acted upon thereat; provided that nothing herein shall prohibit the Board from submitting matters to the Stockholders at any special meeting called by the Stockholders.

SECTION 4. Notice of Meetings. Notice of each meeting of Stockholders, annual or special, shall be in writing, shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the written notice of any meeting shall be given not less than 10 nor more than 60 days before the date of the meeting to each Stockholder entitled to vote at the meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the Stockholder at his address as it appears on the records of the Corporation. Unless (i) the adjournment is for more than 30 days, or (ii) the Board shall fix a new record date for any adjourned meeting after the adjournment, notice of an adjourned meeting need not be given if the time and place to which the meeting shall be adjourned were announced at the meeting at which the adjournment was taken.

SECTION 5. Quorum. At each meeting of Stockholders of the Corporation, the holders of a majority of the shares of capital stock of the Corporation entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business, except as otherwise provided by law. In the absence of a quorum, the chairman of the meeting or a majority in interest of those present in person or represented by proxy and entitled to vote at the meeting may adjourn the meeting from time to time until a quorum shall be present.

SECTION 6. Order of Business. The order of business at all meetings of Stockholders shall be as determined by the chairman of the meeting.

SECTION 7. Voting. Except as otherwise provided in the Certificate of Incorporation, at each meeting of Stockholders, every Stockholder of the Corporation shall be entitled to one vote for every share of capital stock standing in his name on the stock record of the Corporation (i) at the time fixed pursuant to Section 6 of Article VII of these By-laws as the record date for the determination of Stockholders entitled to vote at such meeting, or (ii) if no such record date shall have been fixed, then at the close of business on the day next preceding the day on which notice thereof shall be given. At each meeting of Stockholders, except as otherwise provided by law or in the Certificate of Incorporation or these By-laws, in all matters the affirmative vote of the majority of shares present in person or represented by proxy and entitled to vote on the subject matter shall be the act of the Stockholders.

SECTION 8. Inspectors. In advance of any meeting of Stockholders, the Board shall appoint one or more inspectors to act at the meeting and make a written report thereof and may designate one or more alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector shall take and sign such oath and

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perform such duties as shall be required by law and may perform such other duties not inconsistent therewith as may be requested by the Corporation.

ARTICLE III

DIRECTORS

SECTION 1. Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board. The Board may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by law or otherwise directed or required to be exercised or done by the Stockholders.

SECTION 2. Number, Election and Terms.

a) Authorized Number; Filling of Vacancies. The authorized number of directors may be determined from time to time by vote of a majority of the then authorized number of directors or by the affirmative vote of the holders of a majority of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class; provided, however, that such number shall automatically be increased by two in the event of default in the payment of dividends on the Preferred Stock under the circumstances described in the Certificate of Incorporation. The directors, other than those who may be elected by the holders of the Preferred Stock of the Corporation pursuant to the Certificate of Incorporation, shall hold office until the next annual meeting of stockholders and until their successors have been elected and qualified. Except as otherwise provided in the Certificate of Incorporation, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum of the Board, or by a sole remaining director. Any director elected in accordance with the preceding sentence shall hold office until the annual meeting of Stockholders and until such director’s successor shall have been elected and qualified. No decrease in the number of directors constituting the Board shall shorten the term of any incumbent director.

b) Majority Voting.

(i) Except as provided in paragraph (c) of this by-law, a nominee for director will be elected to the Board if the number of votes cast “for” that nominee’s election exceed the number of votes cast “against” that nominee’s election (excluding abstentions) at any meeting for the election of directors at which a quorum is present (a “Majority Vote”).

(ii) Any nominee who does not receive a Majority Vote is expected to promptly tender his or her resignation to the Chairman of the Board following certification of the Stockholder vote. The Corporate Governance and Responsibility Committee will promptly consider the resignation submitted by each nominee failing to receive a Majority Vote and recommend to the Board whether to accept the tendered resignation

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or reject it. The Board will consider the Corporate Governance and Responsibility Committee’s recommendation and decide whether to accept or reject any tendered resignations no later than at its first regularly scheduled meeting following certification of the Stockholder vote.

Following the Board’s decision on the Corporate Governance and Responsibility Committee’s recommendation, the Company will promptly publicly disclose the Board’s decision and process (including, if applicable, the reasons for rejecting the tendered resignation) in a periodic or current report filed with the Securities and Exchange Commission.

To the extent that one or more directors’ resignations are accepted by the Board, the Corporate Governance and Responsibility Committee will recommend to the Board whether to fill such vacancy or vacancies or to reduce the size of the Board.

Any director who tenders his or her resignation pursuant to this provision will not participate in the Corporate Governance and Responsibility Committee recommendation or Board consideration regarding whether or not to accept the tendered resignation. If a majority of the members of the Corporate Governance and Responsibility Committee failed to receive a Majority Vote at the same election, then the independent directors who were elected will appoint a Board committee amongst themselves solely for the purpose of considering the tendered resignations and will recommend to the Board whether to accept or reject them. This Board committee may, but need not, consist of all of the independent directors who were elected.

c) Contested Elections. If the number of nominees for director, whether nominated by the Board and/or Stockholders, exceeds the number of directors to be elected, directors shall be elected by a plurality of the votes cast in person or by proxy at any meeting of Stockholders for the election of directors at which a quorum is present; provided, that, nominations by Stockholders (i) have been made in compliance with Section 3 of this Article and (ii) have not been withdrawn (such that the number of nominees no longer exceeds the number of directors to be elected) on or prior to the day immediately preceding the date the Corporation first mails its notice of meeting for such meeting to the Stockholders. If directors are to be elected by a plurality of the votes cast, Stockholders shall not be permitted to vote “against” any nominee.

SECTION 3. Advance Notice of Stockholder Business and Nominations.

a) Annual Meeting of Stockholders.

(i) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the Stockholders may be made at an annual meeting of Stockholders as follows:

a)	pursuant to the Corporation’s notice of meeting;
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b)	by or at the direction of the Board of Directors; or
c)	by any Stockholder of the Corporation who was a Stockholder of record at the time of giving notice provided for in this by-law, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this by-law.

(ii) For nominations or other business to be properly brought before an annual meeting by a Stockholder pursuant to clause c) of paragraph (a)(i) of this by-law (whether or not such nominations or other business are proposed pursuant to Regulation 14A under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), the Stockholder must have given timely notice thereof in writing to the Secretary, of the Corporation, and such other business must be a proper matter for Stockholder action. To be timely, a Stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the Stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a Stockholder’s notice as described above. Such Stockholder’s notice shall set forth:

a) as to each person whom the Stockholder proposes to nominate for election or reelection as a director (whether or not such nominations are proposed pursuant to Regulation 14A under the Exchange Act), all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, as amended (the “Exchange Act”) and Rule 14a-11 thereunder (including such person’s written consent to be named in the proxy statement as a nominee and to serve as a director if elected);

b) as to any other business that the Stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, (i) the reasons for conducting such business at the meeting and (ii) including the text of any proposal or resolutions to be proposed for consideration by Stockholders and, if such business includes a proposal to amend these by-laws, the text of the proposed amendment; and

c) as to the Stockholder giving notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and

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address of such Stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such Stockholder and such beneficial owner, (iii) any material interest of such Stockholder or beneficial owner in such nomination or proposal, (iv) a description of all agreements or other arrangements or understandings between such Stockholder, the nominee and/or beneficial owner or any of their respective affiliates or associates, and any other person or persons (including the names of such person(s)) in connection with such nomination or proposal, including any swap or other derivative or short positions, profits interests, options, hedging transactions or borrowed or loaned shares, the effect of any of which is to mitigate loss to or manage risk of stock price changes (increases or decreases) for, or to increase or decrease the voting power of, such Stockholder, nominee or beneficial owner or any of their respective affiliates or associates with respect to the shares of the Corporation and (v) an undertaking by the Stockholder to notify the Corporation in writing of any change in the information called for by clauses (ii), (iii) and (iv) as of the record date for such annual meeting, by notice received by the Secretary at the principal executive offices of the Corporation not later than the 10th day following such record date, and thereafter by notice so given and received within two business days of any change in such information and, in any event, as of the close of business on the day preceding the meeting date.

(iii) Notwithstanding anything in the second sentence of paragraph (a)(ii) of this by-law to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a Stockholder’s notice required by this by-law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of Stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of Stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board of Directors or (ii) by any Stockholder of the Corporation who is a Stockholder of record at the time of giving of notice provided for in this by-law, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this by-law. In the event the Corporation calls a special meeting of Stockholders for the purpose of electing one or more directors to the Board of Directors, any such Stockholder may nominate a person or persons

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(as the case may be), for election to such position(s) as specified in the Corporation’s notice of meeting, if the Stockholder’s notice required by paragraph (a)(iii) of this by-law shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a Stockholder’s notice as described above.

c) General.

(i) Only such persons who are nominated in accordance with the procedures set forth in this by-law shall be eligible to serve as directors and only such other business (this by-law being the exclusive means for a Stockholder to nominate any person for election to the Board at a meeting of Stockholders), as shall have been brought before the meeting in accordance with the procedures set forth in this by-law or that are otherwise properly brought under Rule 14a-8 under the Exchange Act shall be conducted at a meeting of Stockholders. Except as otherwise provided by law or the by-laws of the Corporation, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made, or proposed, as the case may be, in accordance with the procedures set forth in this by-law and, if any proposed nomination or business is not in compliance with this by-law, to declare that such defective proposal or nomination shall be disregarded.

(ii) For purposes of this by-law, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(iii) Notwithstanding the foregoing provisions of this by-law, a Stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this by-law; provided, however, that any references in these By-laws to the Exchange Act or the rules thereunder are not intended to and shall not limit the requirements applicable to nominations of persons for election to the Board made or intended to be made in accordance with clause c) of paragraph (a)(i) of this by-law. Nothing in this by-law shall be deemed to affect any rights of the holders of any series of Preferred Stock to elect directors under specified circumstances.

SECTION 4. Place of Meetings. Meetings of the Board shall be held at such place, within or without the State of Delaware, as the Board may from time to time determine or as shall be specified or fixed in the notice or waiver of notice of any such meeting.

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SECTION 5. Regular Meetings. Regular meetings of the Board shall be held in accordance with a yearly meeting schedule as determined by the Board; or such meetings may be held on such other days and at such other times as the Board may from time to time determine. Notice of regular meetings of the Board need not be given except as otherwise required by these By-laws.

SECTION 6. Special Meetings. Special meetings of the Board may be called by the Chairman and Chief Executive Officer or by the Chair of the Corporate Governance and Responsibility Committee of the Board or shall be called by the Secretary at the request of any two independent directors.

SECTION 7. Notice of Meetings. Notice of each special meeting of the Board (and of each regular meeting for which notice shall be required), stating the time, place and purposes thereof, shall be mailed to each director, addressed to him at his residence or usual place of business, or shall be sent to him by telex, cable or telegram so addressed, or shall be given personally or by telephone, on 24 hours’ notice, or such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.

SECTION 8. Quorum and Manner of Acting. The presence of at least a majority of the authorized number of directors shall constitute a quorum for the transaction of business at any meeting of the Board. If a quorum shall not be present at any meeting of the Board, a majority of the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. Except where a different vote is required by law or the Certificate of Incorporation or these By-laws, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board. Any action required or permitted to be taken by the Board may be taken without a meeting if all the directors consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board. Any one or more directors may participate in any meeting of the Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation by such means shall constitute presence in person at a meeting of the Board.

SECTION 9. Resignation. Any director may resign at any time by giving written notice to the Chairman of the Board, the Chief Executive Officer or the Secretary, which notice shall be deemed to constitute notice to the Corporation. Such resignation shall take effect upon receipt of such notice or at any later time specified therein.

SECTION 10. Removal of Directors. Subject to the rights of the holders of Preferred Stock, any director may be removed from office, with or without cause, by the affirmative vote of the holders of a majority of the voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

SECTION 11. Compensation of Directors. The Board may provide for the payment to any of the directors, other than officers or employees of the Corporation, of a specified amount for services as a director or member of a committee of the Board, or of a specified amount for attendance at each regular or special Board meeting or committee meeting, or of

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both, and all directors shall be reimbursed for expenses of attendance at any such meeting; provided, however, that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE IV

COMMITTEES OF THE BOARD

SECTION 1. Appointment and Powers of Audit Committee. The Board shall, by resolution adopted by the affirmative vote of a majority of the authorized number of directors, designate an Audit Committee of the Board, which shall consist of such number of directors as the Board may determine and shall be comprised solely of directors independent of management and free from any relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment as a committee member. The Audit Committee shall (i) make recommendations to the Board as to the independent accountants to be appointed by the Board; (ii) review with the independent accountants the scope of their examination; (iii) receive the reports of the independent accountants and meet with representatives of such accountants for the purpose of reviewing and considering questions relating to their examination and such reports; (iv) review, either directly or through the independent accountants, the internal accounting and auditing procedures of the Corporation and (v) perform such other functions as may be assigned to it from time to time by the Board. The Audit Committee may determine its manner of acting and fix the time and place of its meetings, unless the Board shall otherwise provide. A majority of the members of the Audit Committee shall constitute a quorum for the transaction of business by the committee and the vote of a majority of the members of the committee present at a meeting at which a quorum is present shall be the act of the committee.

SECTION 2. Other Committees. The Board may, by the affirmative vote of a majority of the authorized number of directors, designate members of the Board to constitute an Executive Committee, a Management Development and Compensation Committee and other committees of the Board, which shall in each case consist of such number of directors as the Board may determine, and shall have and may exercise, to the extent permitted by law, such powers and authority as the Board may by resolution delegate to them and may authorize the seal of the Corporation to be affixed to all papers which require it. Each such committee may determine its manner of acting and fix the time and place of its meetings, unless the Board shall otherwise provide. A majority of the members of any such committee shall constitute a quorum for the transaction of business by the committee and the vote of a majority of the members of such committee present at a meeting at which a quorum is present shall be the act of the committee.

SECTION 3. Action by Consent; Participation by Telephone or Similar Equipment. Unless the Board shall otherwise provide, any action required or permitted to be taken by any committee may be taken without a meeting if all members of the committee consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the committee. Unless the Board shall otherwise provide, any one or more members of any committee may participate in any meeting of the committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can

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hear each other. Participation by such means shall constitute presence in person at a meeting of the committee.

SECTION 4. Changes in Committees; Resignations; Removals. The Board shall have power, by the affirmative vote of a majority of the authorized number of directors, at any time to change the members of, to fill vacancies in, and to discharge any committee of the Board. Any member of any such committee may resign at any time by giving written notice to the Chairman of the Board, the Chief Executive Officer, the Chairman of such committee or the Secretary, which notice shall be deemed to constitute notice to the Corporation. Such resignation shall take effect upon receipt of such notice or at any later time specified therein. Any member of any such committee may be removed at any time, either with or without cause, by the affirmative vote of a majority of the authorized number of directors at any meeting of the Board, provided such removal shall have been referred to in the notice of such meeting.

ARTICLE V

OFFICERS

SECTION 1. Number and Qualifications. The officers of the Corporation may include a Chairman of the Board, Vice Chairman of the Board, Chief Executive Officer, President, one or more Vice Presidents, General Counsel, Treasurer, Secretary and Controller; provided, however, that any one or more of the foregoing offices may remain vacant from time to time, except as otherwise required by law. So far as practicable, the officers shall be elected annually on the day of the annual meeting of Stockholders. Each officer shall hold office until the next annual election of officers and until his successor is elected and qualified, or until his death or retirement, or until he shall have resigned or been removed in the manner hereinafter provided. The same person may hold more than one office. The Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer and the President shall be elected from among the directors. The Board may from time to time elect or appoint such other officers or agents as may be necessary or desirable for the business of the Corporation. Such other officers and agents shall have such titles and duties and shall hold their offices for such terms as may be prescribed by the Board. The Chief Executive Officer may appoint one or more Deputy, Associate or Assistant officers, or such other agents as may be necessary or desirable for the business of the Corporation. In case one or more Deputy, Associate or Assistant officers shall be appointed, the officer such appointee assists may delegate to him the authority to perform such of the officer’s duties as the officer may determine.

SECTION 2. Resignations. Any officer may resign at any time by giving written notice to the Chairman of the Board, the Chief Executive Officer or the Secretary, which notice shall be deemed to constitute notice to the Corporation. Such resignation shall take effect upon receipt of such notice or at any later time specified therein.

SECTION 3. Removal. Any officer or agent may be removed, either with or without cause, at any time, by the Board at any meeting, provided such removal shall have been referred to in the notice of such meeting; provided, further, that the Chief Executive Officer may remove any agent appointed by the Chief Executive Officer.

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SECTION 4. Vacancies. Any vacancy among the officers, whether caused by death, resignation, removal or otherwise, shall be filled in the manner prescribed for election to such office.

SECTION 5. Chairman of the Board. The Chairman of the Board shall, if present, preside at all meetings of the Board and, in the absence of the Chief Executive Officer, at all meetings of the Stockholders. He shall perform the duties incident to the office of the Chairman of the Board and all such other duties as are specified in these By-laws or as shall be assigned to him from time to time by the Board.

SECTION 6. Vice Chairman of the Board. The Vice Chairman of the Board shall, if present, preside at all meetings of the Board at which the Chairman of the Board shall not be present and at all meetings of the Stockholders at which neither the Chief Executive Officer nor the Chairman of the Board shall be present. He shall perform such other duties as shall be assigned to him from time to time by the Board or the Chief Executive Officer.

SECTION 7. Chief Executive Officer. The Chief Executive Officer shall, if present, preside at all meetings of the Stockholders. He shall have, under the control of the Board, general supervision and direction of the business and affairs of the Corporation. He shall at all times see that all resolutions or determinations of the Board are carried into effect. He may from time to time appoint, remove or change members of and discharge one or more advisory committees, each of which shall consist of such number of persons (who may, but need not, be directors or officers of the Corporation), and have such advisory duties, as he shall determine. He shall perform the duties incident to the office of the Chief Executive Officer and all such other duties as are specified in these By-laws or as shall be assigned to him from time to time by the Board.

SECTION 8. President. The President shall be the chief operating officer of the Corporation and shall perform such duties as shall be assigned to him from time to time by the Board or the Chief Executive Officer.

SECTION 9. Vice Presidents. The Board shall, if it so determines, elect one or more Vice Presidents (with such additional titles as the Board may prescribe), each of whom shall perform such duties as shall be assigned to him from time to time by the Chief Executive Officer or such other officer to whom the Vice President reports.

SECTION 10. General Counsel. The General Counsel shall be the chief legal officer of the Corporation and the head of its legal department. He shall, in general, perform the duties incident to the office of General Counsel and all such other duties as may be assigned to him from time to time by the Chief Executive Officer.

SECTION 11. Treasurer. The Treasurer shall have charge and custody of all funds and securities of the Corporation, shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, shall deposit all funds of the Corporation in such depositaries as may be designated pursuant to these By-laws, shall

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receive, and give receipts for, moneys due and payable to the Corporation from any source whatsoever, shall disburse the funds of the Corporation and shall render to all regular meetings of the Board, or whenever the Board may require, an account of all his transactions as Treasurer. He shall, in general, perform all the duties incident to the office of Treasurer and all such other duties as may be assigned to him from time to time by the Chief Executive Officer or such other officer to whom the Treasurer reports.

SECTION 12. Secretary. The Secretary shall, if present, act as secretary of all meetings of the Board, the Executive Committee and other committees of the Board and the Stockholders and shall have the duty to record the proceedings of such meetings in one or more books provided for that purpose. He shall see that all notices are duly given in accordance with these By-laws and as required by law, shall be custodian of the seal of the Corporation and shall affix and attest the seal to all documents to be executed on behalf of the Corporation under its seal. He shall, in general, perform all the duties incident to the office of Secretary and all such other duties as may be assigned to him from time to time by the Chief Executive Officer or such other officer to whom the Secretary reports.

SECTION 13. Controller. The Controller shall have control of all the books of account of the Corporation, shall keep a true and accurate record of all property owned by it, its debts and of its revenues and expenses, shall keep all accounting records of the Corporation (other than the accounts of receipts and disbursements and those relating to the deposit or custody of funds and securities of the Corporation, which shall be kept by the Treasurer) and shall render to the Board, whenever the Board may require, an account of the financial condition of the Corporation. He shall, in general, perform all the duties incident to the office of Controller and all such other duties as may be assigned to him from time to time by the Chief Executive Officer or such other officer to whom the Controller reports.

SECTION 14. Bonds of Officers. If required by the Board, any officer of the Corporation shall give a bond for the faithful discharge of his duties in such amount and with such surety or sureties as the Board may require.

SECTION 15. Compensation. The salaries of the officers shall be fixed from time to time by the Board; provided, however, that the Chief Executive Officer may fix or delegate to others the authority to fix the salaries of any agents appointed by the Chief Executive Officer.

SECTION 16. Officers of Operating Companies or Divisions. The Chief Executive Officer shall have the power to appoint, prescribe the terms of office, the responsibilities and duties and salaries of, and remove, the officers of the operating companies or divisions other than those who are officers of the Corporation.

ARTICLE VI

CONTRACTS, CHECKS, LOANS, DEPOSITS, ETC.

SECTION 1. Contracts. The Board may authorize any officer or officers, agent or agents, in the name and on behalf of the Corporation, to enter into any contract or to execute and deliver any instrument, which authorization may be general or confined to specific instances;

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and, unless so authorized by the Board, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or for any amount.

SECTION 2. Checks, etc. All checks, drafts, bills of exchange or other orders for the payment of money out of the funds of the Corporation, and all notes or other evidences of indebtedness of the Corporation, shall be signed in the name and on behalf of the Corporation in such manner as shall from time to time be authorized by the Board, which authorization may be general or confined to specific instances.

SECTION 3. Loans. No loan shall be contracted on behalf of the Corporation, and no negotiable paper shall be issued in its name, unless authorized by the Board, which authorization may be general or confined to specific instances. All bonds, debentures, notes and other obligations or evidences of indebtedness of the Corporation issued for such loans shall be made, executed and delivered as the Board shall authorize, which authorization may be general or confined to specific instances.

SECTION 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as may be selected by or in the manner designated by the Board. The Board or its designees may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these By-laws, as may be deemed expedient.

ARTICLE VII

CAPITAL STOCK

SECTION 1. Stock Certificates and Uncertificated Shares. The shares of the Corporation may be represented by certificates or may be uncertificated. Each Stockholder shall be entitled to have, in such form as shall be approved by the Board, a certificate or certificates signed by the Chairman of the Board or the Vice Chairman of the Board or the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary representing the number of shares of capital stock of the Corporation owned by such Stockholder. Any or all of the signatures on any such certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon any such certificate shall have ceased to be such before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if such officer, transfer agent or registrar had been such at the date of its issue. Absent a specific request for such a certificate by the registered owner or transferee thereof, all shares may be uncertificated upon the original issuance thereof by the Corporation or upon surrender of the certificate representing such shares to the Corporation or its transfer agent.

SECTION 2. List of Stockholders Entitled to Vote. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare or cause to have prepared, at least 10 days before every meeting of Stockholders, a complete list of the Stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each Stockholder and the number of shares registered in the name of each Stockholder. Such list

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shall be open to the examination of any Stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Stockholder of the Corporation who is present.

SECTION 3. Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the Stockholders entitled to examine the stock ledger, the list required by Section 2 of this Article VII or the books of the Corporation, or to vote in person or by proxy at any meeting of Stockholders.

SECTION 4. Transfers of Capital Stock. Transfers of shares of capital stock of the Corporation shall be registered on the stock record of the Corporation, and if requested by the registered owner or transferee thereof, a new certificate shall be issued to the person entitled thereto, upon presentation and surrender, with a request to register transfer, of the certificate or certificates representing the shares properly endorsed by the holder of record or accompanied by a separate document signed by the holder of record containing an assignment or transfer of the shares or a power to assign or transfer the shares or upon presentation of proper transfer instructions from the holder of record of uncertificated shares. The Board may make such additional rules and regulations as it may deem expedient concerning the issue and transfer of certificates representing shares of the capital stock of the Corporation.

SECTION 5. Lost Certificates. The Corporation may issue uncertificated shares, or if requested by the registered owner, a new certificate or cause a new certificate to be issued, in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. The Corporation may require the owner of such lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

SECTION 6. Fixing of Record Date. In order that the Corporation may determine the Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. A determination of Stockholders of record entitled to notice of or to vote at a meeting of Stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting. In order that the Corporation may determine the Stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the Stockholders entitled to exercise any rights in respect of any change, conversion or exchange of capital stock or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action.

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SECTION 7. Registered Owners. Prior to due presentment for registration of transfer of a certificate representing shares of capital stock of the Corporation or of proper transfer instructions with respect to uncertificated shares, the Corporation may treat the registered owner of such shares as the person exclusively entitled to vote, to receive dividends, to receive notifications, and otherwise to exercise all the rights and powers of an owner of such shares, except as otherwise provided by law.

SECTION 8. Rights Plans. The Corporation will seek shareowner approval prior to its adoption of a Rights Plan, unless the Board, in the exercise of its fiduciary duties and with the concurrence of a majority of its independent directors, determines that, under the circumstances existing at the time, it is in the best interests of the Stockholders of the Corporation to adopt a Rights Plan without delay. If a Rights Plan is adopted by the Corporation without prior approval of the Stockholders of the Corporation, such plan must provide that it shall expire unless ratified by the Stockholders of the Corporation within one year of adoption. For purposes of this by-law, the term “Rights Plan” refers generally to any plan providing for the distribution of preferred stock, rights, warrants, options or debt instruments to the Stockholders of the Corporation, designed to deter non-negotiated takeovers by conferring certain rights on the Stockholders of the Corporation upon the occurrence of a “triggering event” such as a tender offer or third party acquisition of a specified percentage of stock.

ARTICLE VIII

FISCAL YEAR

The Corporation’s fiscal year shall coincide with the calendar year.

ARTICLE IX

SEAL

The Corporation’s seal shall be circular in form and shall include the words “Honeywell International Inc., Delaware, 1985, Seal.”

ARTICLE X

WAIVER OF NOTICE

Whenever any notice is required by law, the Certificate of Incorporation or these By-laws, to be given to any director, member of a committee or Stockholder, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice.

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ARTICLE XI

AMENDMENTS

These By-laws or any of them may be amended or supplemented in any respect at any time, either (a) at any meeting of Stockholders, provided that any amendment or supplement proposed to be acted upon at any such meeting shall have been described or referred to in the notice of such meeting, or (b) at any meeting of the Board, provided that any amendment or supplement proposed to be acted upon at any such meeting shall have been described or referred to in the notice of such meeting or an announcement with respect thereto shall have been made at the last previous Board meeting.

ARTICLE XII

FORUM FOR ADJUDICATION OF DISPUTES

Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be a state or federal court located within the state of Delaware, in all cases subject to the court’s having personal jurisdiction over the indispensible parties named as defendants. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XII.

ARTICLE XIII

EMERGENCY BY-LAWS

SECTION 1. Emergency Board of Directors. In case of an attack on the United States or on a locality in which the Corporation conducts its business or customarily holds meetings of the Board or the Stockholders, or during any nuclear or atomic disaster, or during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the Board or a committee thereof cannot readily be convened for action in accordance with the provisions of the By-laws, the business and affairs of the Corporation shall be managed by or under the direction of an Emergency Board of Directors (hereinafter called the Emergency Board) established in accordance with Section 2 of this Article XIII.

SECTION 2. Membership of Emergency Board of Directors. The Emergency Board shall consist of at least three of the following persons present or available at the Emergency Corporate Headquarters determined according to Section 5 of this Article XIII: (i) those persons who were directors at the time of the attack or other event mentioned in Section 1 of this Article XIII, and (ii) any other persons appointed by such directors to the extent required to provide a quorum at any meeting of the Board. If there are no such directors present or available at the Emergency Corporate Headquarters, the Emergency Board shall consist of the

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three highest-ranking officers or employees of the Corporation present or available and any other persons appointed by them.

SECTION 3. Powers of the Emergency Board. The Emergency Board will have the same powers as those granted to the Board in these By-laws, but will not be bound by any requirement of these By-laws which a majority of the Emergency Board believes impracticable under the circumstances.

SECTION 4. Stockholders’ Meeting. At such time as it is practicable to do so the Emergency Board shall call a meeting of Stockholders for the purpose of electing directors. Such meeting will be held at a time and place to be fixed by the Emergency Board and pursuant to such notice to Stockholders as it is deemed practicable to give. The Stockholders entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum.

SECTION 5. Emergency Corporate Headquarters. Emergency Corporate Headquarters shall be at such location as the Board or the Chief Executive Officer shall determine prior to the attack or other event, or if not so determined, at such place as the Emergency Board may determine.

SECTION 6. Limitation of Liability. No officer, director or employee acting in accordance with the provisions of this Article XIII shall be liable except for willful misconduct.

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